Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus of SofTech, Inc. for the registration of 1,279,948 shares of its common stock of our report dated August 10, 1998, with respect to the consolidated financial statements and financial statement schedule of SofTech, Inc. included in its Annual Report on Form 10-K for the year ended May 31, 1998, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP

Grand Rapids, Michigan
December 1, 1998


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